Exhibit (99)(d)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
(In millions, except per share data)	2007	2006
ASSETS
Cash and due from banks	$15,124	15,826
Interest-bearing bank balances	3,057	2,167
Federal funds sold and securities purchased under resale agreements	15,449	16,923

Total cash and cash equivalents	33,630	34,916

Trading account assets	55,882	44,741
Securities	115,037	108,619
Loans, net of unearned income	461,954	420,158
Allowance for loan losses	(4,507)	(3,360)

Loans, net	457,447	416,798

Loans held for sale	16,772	12,568
Premises and equipment	6,605	6,141
Due from customers on acceptances	1,418	855
Goodwill	43,122	38,379
Other intangible assets	2,119	1,635
Other assets	50,864	42,469

Total assets	$782,896	707,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	60,893	66,572
Interest-bearing deposits	388,236	340,886

Total deposits	449,129	407,458
Short-term borrowings	50,393	49,157
Bank acceptances outstanding	1,424	863
Trading account liabilities	21,585	18,228
Other liabilities	19,151	20,004
Long-term debt	161,007	138,594

Total liabilities	702,689	634,304

Minority interest in net assets of consolidated subsidiaries	3,335	3,101

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at December 31, 2007	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million shares issued and outstanding at December 31, 2007	2,300	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.960 billion shares at December 31, 2007	6,534	6,300
Paid-in capital	56,149	51,793
Retained earnings	13,456	13,723
Accumulated other comprehensive income, net	(1,567)	(2,100)

Total stockholders’ equity	76,872	69,716

Total liabilities and stockholders’ equity	$782,896	707,121

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$7,980	7,736	31,258	21,976
Interest and dividends on securities	1,616	1,491	6,097	6,433
Trading account interest	557	462	2,062	1,575
Other interest income	757	681	2,814	2,281

Total interest income	10,910	10,370	42,231	32,265

INTEREST EXPENSE
Interest on deposits	3,433	3,067	12,961	9,119
Interest on short-term borrowings	673	781	2,849	3,114
Interest on long-term debt	2,174	1,945	8,291	4,783

Total interest expense	6,280	5,793	24,101	17,016

Net interest income	4,630	4,577	18,130	15,249
Provision for credit losses	1,497	206	2,261	434

Net interest income after provision for credit losses	3,133	4,371	15,869	14,815

FEE AND OTHER INCOME
Service charges	716	646	2,686	2,480
Other banking fees	440	452	1,797	1,756
Commissions	970	633	2,878	2,406
Fiduciary and asset management fees	1,436	887	4,433	3,368
Advisory, underwriting and other investment banking fees	249	433	1,503	1,345
Trading account profits (losses)	(742)	29	(856)	535
Principal investing	41	142	759	525
Securities gains (losses)	(320)	47	(278)	118
Other income	(264)	742	375	2,132

Total fee and other income	2,526	4,011	13,297	14,665

NONINTEREST EXPENSE
Salaries and employee benefits	3,468	3,023	12,190	10,903
Occupancy	375	323	1,343	1,173
Equipment	334	314	1,233	1,184
Advertising	71	47	264	204
Communications and supplies	192	166	720	653
Professional and consulting fees	275	239	857	790
Other intangible amortization	111	141	424	423
Merger-related and restructuring expenses	187	49	265	179
Sundry expense	773	660	2,526	2,087

Total noninterest expense	5,786	4,962	19,822	17,596

Minority interest in income of consolidated subsidiaries	107	125	571	414

Income (loss) from continuing operations before income taxes (benefits)	(234)	3,295	8,773	11,470
Income taxes (benefits)	(285)	1,040	2,461	3,725

Income from continuing operations	51	2,255	6,312	7,745
Discontinued operations, net of income taxes	—	46	—	46

Net income	$51	2,301	6,312	7,791

PER COMMON SHARE DATA
Basic earnings
Income from continuing operations	$0.03	1.20	3.31	4.70
Net income	0.03	1.22	3.31	4.72
Diluted earnings
Income from continuing operations	0.03	1.18	3.26	4.61
Net income	0.03	1.20	3.26	4.63
Cash dividends	$0.64	0.56	2.40	2.14
AVERAGE COMMON SHARES
Basic	1,959	1,889	1,907	1,651
Diluted	1,983	1,922	1,934	1,681